UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORIENT PAPER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 23, 2013

Dear Stockholder:

On behalf of the Board of Directors of Orient Paper, Inc. (the “Company” or “we”), I invite you to attend our 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  We hope you can join us.  The Annual Meeting will be held:

At:	Beijing Riverside Hotel
No. 15 Shejichang Road, Fengtai District

Beijing, People’s Republic of China, 100072

On:	October 31, 2013

Time:	10 a.m. local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the proxy card accompany this letter and are also available, together with our Annual Report for the fiscal year ended December 31, 2013, at www.orientpaperinc.com.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, ratification of the appointment of BDO China Shu Lun Pan CPAs LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by submitting by mail a paper copy of your proxy or vote instructions, so that your shares are represented at the meeting.  You may also revoke your proxy or vote instructions and change your vote at any time prior to the Annual Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

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Thank you for your continuing interest in Orient Paper, Inc.  We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550.

Sincerely,

/s/ Zhenyong Liu
Zhenyong Liu
Chairman and Chief Executive Officer

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ORIENT PAPER, INC.

Science Park, Juli Road

Xushui County, Baoding City

Hebei Province, People’s Republic of China 072550

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 31, 2013

To the Stockholders of ORIENT PAPER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ORIENT PAPER, INC. (the “Company”), a Nevada corporation, will be held at Beijing Riverside Hotel, No. 15 Shejichang Road, Fengtai District, Beijing, People’s Republic of China, 100072 on Thursday, October 31, 2013, at 10 a.m. local time, for the following purposes:

1.	To elect two directors in Class I to serve on the Board of Directors of the Company, with such Class I directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death;

2.	To ratify the appointment of BDO China Shu Lun Pan CPAs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

3.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board has fixed the close of business on September 27, 2013 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

By Order of the Board of Directors.
Zhenyong Liu
Chairman and Chief Executive Officer

Hebei Province, PRC

September 23, 2013

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IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 31, 2013. THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT WWW.ORIENTPAPERINC.COM.

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ORIENT PAPER, INC.

Science Park, Juli Road,

Xushui County, Baoding City

Hebei Province, People’s Republic of China 072550

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 31, 2013

Date, Time and Place of the Annual Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Orient Paper, Inc. (the “Company”), a Nevada corporation, in connection with the Annual Meeting of Stockholders to be held at Beijing Riverside Hotel, No. 15, Shejichang Road, Fengtai District, Beijing, People’s Republic of China, 100072 on Thursday, October 31, 2013, at 10 a.m. local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

The principal executive office of the Company is Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550, and its telephone number, including area code, is 86-312-8698215.

Purpose of the Annual Meeting

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	To elect two directors in Class I to serve on the Board, with such Class I directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death;

2.	To ratify the appointment of BDO China Shu Lun Pan CPAs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

3.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Voting Rights and Revocation of Proxies

          The record date with respect to this solicitation is the close of business on September 27, 2013 (the “Record Date”) and only stockholders of record at that time will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

The shares of the Company’s common stock (“Common Stock”) represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this Proxy Statement and the enclosed proxy card to our stockholders on or about September 24, 2013.

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Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

Outstanding Shares and Quorum

The number of outstanding shares of Common Stock entitled to vote at the meeting is 18,456,900. Each share of Common Stock is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of 9,228,451 shares, or a majority of the number of outstanding shares of Common Stock, shall constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters.

Broker Non-Votes

Holders of shares of our Common Stock that are held in street name must instruct their bank or brokerage firm that holds their shares how to vote their shares.  If a shareholder does not give instructions to his or her bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to “routine” items, but it will not be permitted to vote the shares with respect to “non-routine” items. In the case of a non-routine item, such shares will be considered “broker non-votes” on that proposal.

Proposal 1(election of directors) is a matter that we believe will be designated “non- routine.” Proposal 2 (ratification of the appointment of independent registered public accounting firm) is a matter we believe will be considered “routine.”

Banks or brokerages cannot use discretionary authority to vote shares on Proposal 1 (election of directors) if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Required Votes for Each Proposal to Pass

          Assuming the presence of a quorum at the Annual Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of two members to the Board	Plurality of the votes cast (the two directors receiving the most “For” votes)	No

Ratification of the Appointment of BDO China Shu Lun Pan CPAs LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013	A majority of the votes cast	Yes

Voting Procedures

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

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Solicitation of Proxies

The solicitation of proxies is made by the Company. The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2012 Annual Report and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2012 Annual Report and this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550; Attention: Secretary.

If you share an address with at least one other stockholder and currently receive multiple copies of Annual Report and Proxy Statement, and you would like to receive a single copy of Annual Report and Proxy Statement, please specify such request in writing and send such written request to Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550; Attention: Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to the Board of the two nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our Chief Executive Officer and President and (iv) all executive officers and directors as a group as of August 10, 2013.

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Amount and Nature of Beneficial Ownership

		Amount and
		Nature of	Percentage of
	Name and Address	Beneficial	Common
Title of Class	of Beneficial Owner	Ownership (1)	Stock (1)

Directors and Executive Officers

	Zhenyong Liu
Common Stock	CEO and Director Science Park, Juli Road, Xushui County Baoding City, Hebei Province People’s Republic Of China 072550	5,159,167	27.95%

	Winston C. Yen
Common Stock	CFO 345 S. Figueroa Street, #100 Los Angeles, CA 90071	35,913	*

	Drew Bernstein
Common Stock	Director Seven Penn Plaza Suite 830 New York, NY 10001	29,775	*

	Fuzeng Liu
Common Stock	Director Science Park, Juli Road, Xushui County Baoding City, Hebei Province People’s Republic Of China 072550	0	0%

Common Stock	Dahong Zhou Secretary Science Park, Juli Road, Xushui County Baoding City, Hebei Province People’s Republic Of China 072550	0	0%
	Wenbing Christopher Wang
Common Stock	Director TYG Center, Tower B, Suite 2601 Dong San Huan Bei Lu Bing 2 Beijing, People’s Republic Of China 100027	26,220	*

	Zhaofang Wang
Common Stock	Director Science Park, Juli Road, Xushui County Baoding City, Hebei Province People’s Republic Of China 072550	0	0%

All Directors and Executive Officers as a Group (seven persons)		5,251,075	28.45%

 *less than 1% of the Company’s issued and outstanding common stock.

(1) In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on September 27, 2013, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on September 27, 2013 (18,456,900), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

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PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

Two directors in Class I, Drew Bernstein and Wenbing Christopher Wang are up for re-election at the Annual Meeting, with such Class I directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the proxies may be voted for such other candidate or candidates as may be nominated by the Board.

The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of the Record Date, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election.

Name	Age	Position with the Company	Director Since
Drew Bernstein	56	Director	October 2009
Wenbing Christopher Wang	41	Director	October 2009

The following is a summary of the biographical information of our director-nominees:

Drew Bernstein. Mr. Bernstein was appointed as our director on October 28, 2009. Mr. Bernstein is co-founder and managing partner of Marcum Bernstein&Pinchuk LLP, an accounting firm headquartered in New York, a position he has held since 1983. Mr. Bernstein, a certified public accountant, received his BS degree from the University of Maryland Business School. He is a member of the American Institute of Certified Public Accounts (AICPA), The New York State Society of Certified Public Accounts (NYSSCPA) and The National Society of Accountants (NSA). Mr. Bernstein currently serves as a director of Cleantech Solutions International, Inc. (fka China Wind Systems, Inc., NASDAQ: CLNT) and Neostem, Inc. (NYSE MKT: NBS)

Wenbing Christopher Wang. Mr. Wenbing Christopher Wang was appointed as our director on October 28, 2009. Mr. Wang has been President and director of Fushi Copperweld, Inc. (“Fushi”) since January 21, 2008. Mr. Wang also served as Fushi’s Chief Financial Officer from December 13, 2005 to August 31, 2009. Prior to Fushi, Mr. Wang worked for Redwood Capital, Inc., China Century Investment Corporation, Credit Suisse First Boston and VCChina in various capacities. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester. Mr. Wang was named one of the top ten CFO’s of 2007 in China by CFO magazine. Mr. Wang also serves as a director of General Steel Holdings (NYSE: GSI).

The Board believes that each of the Company’s director-nominees is highly qualified to serve as a member of the Board. Each of the director-nominees has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, leadership skills. Each of the director-nominees has contributed to the mix of skills, core competencies and qualifications of the Board. Our director-nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Term of Office

If elected, the director-nominees in Class I, Drew Bernstein and Wenbing Christopher Wang, will serve for a two-year term until the 2015 Annual Meeting of Stockholders and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death.

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Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of the votes cast is required for approval of this proposal.

The Board recommends a vote FOR the election of all the above director-nominees.

DIRECTORS AND OFFICERS

Set forth below is certain information regarding our directors and executive officers.  The Board is comprised of five directors, and is divided among two classes, Class I and Class II.

The following table sets forth certain information with respect to our directors and executive officers:

Name	Age	Position/Title
Zhenyong Liu	49	Chief Executive Officer and Chairman of the Board (Class II)
Winston C. Yen	44	Chief Financial Officer
Dahong Zhou	33	Secretary
Drew Bernstein	56	Director (Class I)
Wenbing Christopher Wang	41	Director (Class I)
Fuzeng Liu	63	Director (Class II)
Zhaofang Wang	57	Director (Class II)

The Directors initially elected in Class I, Drew Bernstein and Wenbing Christopher Wang, will serve until this Annual Meeting and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death, or until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class II, Zhenyong Liu, Fuzeng Liu and Zhaofang Wang will serve until the Annual Meeting of Stockholders in 2014 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. At the Annual Meeting, the class of Directors to be elected in such year (Class I) would be elected for a two year term, and at each successive annual meeting, the class of Directors to be elected in such year would be elected for a two year term, so that the term of office of one class of Directors shall expire in each year. Our officers serve at the discretion of the Board

Set forth below is biographical information about our current directors and executive officers other than the two Class I directors nominated for election. The biographic information about the Class I directors is set forth above under the heading “Proposal 1: Election of Directors -- Nominees for Directors”

Zhenyong Liu. On November 30, 2007, Zhenyong Liu became a member of the Board of Directors and was appointed Chairman of the Board of Directors. Mr. Liu has also served as the Company's Chief Executive Officer since November 16, 2007. Mr. Liu also serves as Chairman of Hebei Baoding Orient Paper Milling Company Limited (HBOP), a position he has held since 1996. HBOP is a Variable Interest Entity (VIE) that has entered into certain contractual agreements with Baoding Shengde. From 1990 to 1996, he served as Plant Director of Xinxin Paper Milling Factory. Mr. Liu served as General Manager of Xushui Town Huandong electronic appliances procurement station from 1986 to 1990 and as Vice Plant Director of Liuzhuang Casting Factory from 1982 to 1986.

Winston C. Yen. Mr. Yen was appointed as our Chief Financial Officer on May 1, 2009. Mr. Yen is a partner at ACCellence, LLP, a Los Angeles, California public accounting firm that he founded in December 2005. Previously, he served as a partner of the accounting firm of Harry C. Lin, CPA, APC in City of Industry, California from 2001 to 2005. Mr. Yen served as a manager at Moss Adams, LLP from 2000 to 2001 and was an audit/tax supervising senior at CBIZ from 1997 to 1999. He received a Bachelor’s degree in Accounting from the National Chengchi University in Taiwan in 1990 and a Master’s degree in Accounting Science from the University of Illinois at Urbana-Champaign in 1994.

Dahong Zhou.  Dahong Zhou was appointed as our Secretary on November 16, 2007. Mr. Zhou also serves as Executive Manager of Hebei Baoding Orient Paper Milling Company Limited, a position she has held since 2006.

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Fuzeng Liu. On November 30, 2007, Fuzeng Liu became a member of the Board of Directors. Mr. Liu also serves as Vice General Manager of Hebei Baoding Orient Paper Milling Company Limited, a position he has held since 2002. Previously, he was Deputy Secretary of Xushui Town Traffic Bureau from 1992 to 2002, Party Secretary of Xushui Town Dayin Village from 1988 to 1992, and Head of the Xushui Town Cuizhuang Village from 1984 to 1984. From 1977 to 1984, Mr. Liu served in committee office of Xushui Town. From 1970 to 1977, Mr. Liu served in the Pharmaceutical Company of Xushui Town.

Zhaofang Wang. Ms. Zhaofang Wang was appointed as our director on October 28, 2009. Ms. Wang has been Director of Research and Development at China National Pulp & Paper Research Institute, a national research and higher education institution in the PRC, since November 2005. From October 1999 to October 2005, Ms. Wang served as Director of the Department of Urban Development with the Ministry of Housing and Urban-Rural Development. Ms. Wang, a certified senior economist, received a bachelor’s degree in economic management at Beijing University, Guanghua School of Management.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board.  When evaluating candidates for election to the Board, the Nominating Committee seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills.  Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.  Some of our directors have served in our operating entity, Hebei Baoding Orient Paper Milling Company Limited, for many years and benefit from an intimate knowledge of our operations and corporate philosophy.

Save as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Legal Proceedings

There are no material proceedings to which any director and executive officers of the Company is a party adverse to the Company or has a material interest adverse to the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Zhenyong Liu is the director, principal stockholder and chief executive officer of the Company. He loaned money to Orient Paper HB for working capital purposes over a period of time. On August 31, 2009, Orient Paper, Orient Paper HB, and Mr. Liu entered into a tri-party Debt Assignment and Assumption Agreement, under which Orient Paper agreed to assume the loan of $4,000,000 due from Orient Paper HB to Mr. Liu. Concurrently, Orient Paper issued 1,204,341 shares of restricted common stock to Mr. Liu at the market price of $3.32132 per share. As of December 31, 2012 and 2011, net amount due to Mr. Liu were $2,315,239 and $2,299,312, respectively.

The unsecured loan of Mr. Liu is interest bearing and the interest rate is equal to the rate established by the People’s Bank of China, which was 5.85% and 5.85% per annum as of December 31, 2012 and 2011. The term is for 3 years and starts from January 1, 2010 and was due December 31, 2012. On January 1, 2013, Orient Paper HB and Mr. Liu entered into another three-year term and extended the maturity date further to December 31, 2015. The unsecured loan carries an annual interest rate based on the People’s Bank of China at the time of the renewal and was set at 6.15% per annum.

On August 1 and August 5, 2008, two members of the Board of Directors of Orient Paper HB loaned money to the Company for working capital purposes. The amounts owed bear interest equals the rate established by the People’s Bank of China and are due on July 31 and August 4, 2011, respectively. As of December 31, 2010, the total loan amount payable was $2,041,804. The Company paid off the loan balance to both directors of Orient Paper HB by August 4, 2011. The interest rates for both loans were 5.85% and 5.85% per annum before the payoff in year 2011.

The interest expenses incurred for above related party loans are $135,377, $203,914 and $242,552 for the years ended December 31, 2012, 2011 and 2010, respectively.

On November 30, 2011, the Company borrowed $200,000 from a shareholder to pay for various expenses incurred in the U.S. During the period, the Company further borrowed $1,030,097 from a shareholder to pay for various expenses incurred in the U.S. The amount is repayable on demand with interest free. The Company repaid the entire balance by the end of fiscal year 2012.

The Company was informed in 2012 that a recent Xushui County urban redevelopment plan mandates that the current site of its Headquarters Compound and neighboring area be reserved for residential use only. It is expected that the Company, like other manufacturers in the affected area, be required eventually to cease all operations currently conducted on the Headquarters Compound site. In order to comply with this government mandate, the Company intends to initiate the process of relocating its offices and facilities to a new site. To that end, the Company has entered into negotiations concerning the potential sale of this property and all of the buildings and facilities located thereon (the “Potential Sale”) with Hebei Fangsheng Real Estate Development Co. Ltd. (“Hebei Fangsheng”), a real estate development company 80% owned by Mr. Zhenyong Liu, our Chairman and Chief Executive Officer. There is currently no binding agreement between us and Hebei Fangsheng in connection with the Potential Sale. In November 2012, Hebei Fangsheng provided the Company with a payment of approximately $1,075,606 earnest money deposit payment to proceed with discussion, which would be refunded to Hebei Fangsheng in the event that the parties fail to reach an agreement on the terms of the Potential Sale. The Company has recorded the receipt of the earnest money deposit as a security deposit as of December 31, 2012 accordingly.

 Procedures for Approval of Related Party Transactions

The Board is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 31, 2012, our officers and directors, and all of the persons known to us to own more than 10% of our common stock, filed all required reports on a timely basis.

DIRECTOR INDEPENDENCE

The Company currently has three independent directors, Drew Bernstein, Wenbing Christopher Wang, and Zhaofang Wang, as that term is defined under the NYSE Corporate Governance Rules.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; ANNUAL MEETING

ATTENDANCE

Our business, property and affairs are managed by or under the direction of the Board.  Members of the Board are kept informed of our business through discussion with the Chief Executive Officer and Financial Officer and other officers, by reviewing materials provided to them and by participating at meetings of the Board and its committees.

The Board has three committees - the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee.  The Audit Committee is comprised of Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Mr. Bernstein serving as Chairman.  The Compensation Committee is comprised of Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Ms. Zhaofang Wang as Chairman.  The Nominating Committee is comprised of Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Mr. Wenbing Christopher Wang as Chairman.

The Audit Committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor.  The Board has determined that both Mr. Drew Bernstein and Mr. Wenbing Christopher Wang qualify as Audit Committee financial experts and as having the accounting or financial management expertise as required under NYSE Rule 303A.07(a).  The Board has also determined that Mr. Bernstein and Mr. Wang are independent directors as defined under the NYSE Corporate Governance Rules. The Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis.  A copy of the Audit Committee’s current charter is available on our website at: http://www.orientpaperinc.com/images/Audit%20Committee%20Charter.pdf

The Compensation Committee oversees the compensation of our Chief Executive Officer and our other executive officers and reviews our overall compensation policies for employees generally.  If so authorized by the Board, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt.  The Compensation Committee does not delegate its authority to fix compensation; however, as to officers who report to the Chief Executive Officer, the Compensation Committee consults with the Chief Executive Officer, who may make recommendations to the Compensation Committee.  Any recommendations by the Chief Executive Officer are accompanied by an analysis of the basis for the recommendations.  The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers.   A copy of the Compensation Committee’s current charter is available for download at our corporate website at:http://www.orientpaperinc.com/images/Compensation%20Committee%20Charter.pdf

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The Nominating Committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the Chief Executive Officer and other executive officers.  The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally.  A copy of the Nominating Committee’s current charter is available at our corporate website at:http://www.orientpaperinc.com/images/Nominating%20Committee%20Charter.pdf

It is a policy of the Nominating Committee that candidates for director (i) be determined to have unquestionable integrity and honesty, (ii) have the ability to exercise sound, mature and independent business judgment that is in the best interests of the company and the stockholders as a whole, (iii) have background and experience in fields that will complement the talents of the other members of the Board, (iv) have the willingness and capability to take the time to actively participate in Board and committee meetings and related activities, (v) have the ability to work professionally and effectively with other members of the Board and management, (vi) have the ability to remain on the Board long enough to make a meaningful contribution, and (vii) have no material relationships with competitors or other third parties that could create a reasonable likelihood of a conflict of interest or other legal issues.

When considering potential director-nominees, the Nominating Committee also will consider the current composition of the Board and our evolving needs, including expertise, diversity and balance of inside, outside and independent directors. Although we do not have a formal policy for the consideration of diversity in identifying director-nominees, the Nominating Committee recognizes the benefits associated with a diverse board, and strives to create diversity in perspective, background and experience in the Board as a whole when identifying and selecting director-nominees. On an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix of Board members is appropriate for our Company.

In compiling its list of possible candidates and considering their qualifications, the Nominating Committee will make its own inquiries, solicit input from other directors on the Board, and may consult or engage other sources, such as a professional search firm, if it deems appropriate.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at our 2014 Annual Meeting of Stockholders may do so by submitting a written recommendation to the Nominating Committee, Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550, Attention: Secretary, in accordance with the procedures set forth below in this proxy statement under the heading “Stockholder Proposals.” For nominees for election to the Board proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures:

•	The candidate’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of our capital stock the candidate beneficially owns, a brief description of any direct or indirect relationships with us, and the other information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

•	A signed consent of the nominee to being named as a nominee, to cooperate with reasonable background checks and personal interviews and to serve as a director, if elected; and

•	As to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of our capital stock the stockholder beneficially owns, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, a list of all other companies to which the stockholder has recommended the candidate for election as a director in that fiscal year, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice.

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Board Meetings

The board and its committees held the following number of meetings during 2012:

Board of Directors	10
Audit Committee	5
Compensation Committee	2
Nominating Committee	1

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

With the exception of two directors, each director attended at least 75% of the total number of meetings of the board and those committees on which he served during the year.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Mr. Zhenyong Liu is our chairman and chief executive officer.  At the advice of other members of the management or the Board, Mr. Liu calls meetings of the Board of Directors when necessary.  We have three independent directors, led by the Chairman of the audit committee Mr. Drew Bernstein.  The Board has three standing committees, each of which is comprised solely of independent directors with a committee chair.  The Board believes that the Company’s chief executive officer is best situated to serve as chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy.  In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company.  We believe that this leadership structure has served the Company well. The Board has overall responsibility for risk oversight.  The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Nominating Committee oversees risks related to the company’s governance structure and processes.

The Board is responsible to approve all related party transactions according to our Code of Ethics. We have not adopted written policies and procedures specifically for related person transactions.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board or with specified members of the Board should do so by sending any communication to Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550; Attention: Secretary.

Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Our Secretary will forward such communication to the full Board or to any individual member or members of the Board to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

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CODE OF ETHICS

We have adopted a code of ethics to apply to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is currently available on our website at www.orientpaperinc.com.

BOARD OF DIRECTORS COMPENSATION

The following table sets forth a summary of compensation paid or entitled to our directors during the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010:

							Non-Equity
							Incentive
					Stock	Option	Plan
Name and		Salary		Bonus	Awards	Awards	Compen-	Total
Principal Position	Year	($)		($)	($)	($)	sation($)	($)
Fuzheng Liu Director	2012	$7,297		-	-	-	-	$7,297
	2011	$5,949		-	-	-	-	$5,949
	2010	$5,665		-	-	-	-	$5,665

Drew Bernstein Director	2012	$20,000			$54,351	-	-	$74,351
	2011	$20,000		-	$24,375	-	-	$44,375
	2010	$20,000		-	$47,700	-	-	$67,700

Wenbing Christopher Wang Director	2012	$20,000		-	$38,601	-	-	$58,601
	2011	$20,000		-	$13,000	-	-	$33,000
	2010	$20,000		-	$25,440	-	-	$25,440

Zhaofang Wang Director	2012	$7,922		-	-	-	-	$7,922
	2011	$7,747	7,747	-	-	-	-	$7,747
	2010	$7,376	7,376	-	-	-	-	$7,376

Effective October 28, 2009, the Company entered into an appointment letter with Drew Bernstein.  Pursuant to the agreement, Mr. Bernstein was appointed our director and shall receive an annual salary of $20,000, payable on a monthly basis.  Mr. Bernstein shall also receive 7,500 shares of common stock with piggyback registration rights subordinate to any investors in any past or present private placement of securities.

Effective October 28, 2009, the Company entered into an appointment letter with Wenbing Christopher Wang. Pursuant to the agreement, Mr. Wang was appointed our director and shall receive an annual salary of $20,000, payable on a monthly basis.  Mr. Wang shall also receive 4,000 shares of common stock, which represents $20,000 divided by the closing price of the common stock on October 28, 2009, with piggyback registration rights subordinate to any investors in any past or present private placement of securities.

Effective October 28, 2009, the Company entered into an appointment letter with Zhaofang Wang. Pursuant to the agreement, Ms. Wang was appointed our director and shall receive an annual salary of RMB 50,000, payable on a monthly basis.

On January 11, 2012 the Company awarded two of its independent directors Messrs. Drew Bernstein and Wenbing Christopher Wang 22,275 and 15,820 shares of restricted common stock, respectively. These shares of common stock are issued out of the 2011 Incentive Stock Program and are valued at $3.45 per share, based on the closing price on the date of the stock issuance.

Other than the appointment letters described above, there are no understandings or arrangements between Mr. Bernstein, Mr. Wang, or Ms. Wang and any other person pursuant to which Mr. Bernstein, Mr. Wang, or Ms. Wang was appointed as a director. Mr. Bernstein, Mr. Wang, and Ms. Wang do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of the Board, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2012 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in 2012 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Each of the members of the Audit Committee is independent as defined under the standards of the Commission and NYSE Corporate Governance Rules, and Drew Bernstein qualifies as an Audit Committee financial expert in accordance with the requirements of the NYSE Corporate Governance Rules and of such rules of the Commission.

Respectfully submitted by the Audit Committee,

Drew Bernstein, Chairman

Wenbing Christopher Wang

Zhaofang Wang

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012.  This report is provided by the following independent directors, who comprise the Compensation Committee:

Zhaofang Wang (Chairman)

Drew Bernstein

Wenbing Christopher Wang

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the fiscal year ended December 31, 2012 were Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Ms. Zhaofang Wang serving as its chairman. None of our members of the Compensation Committee during the fiscal year ended December 31, 2012 served as an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure required by Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table indicates the cash and non-cash compensation earned during the years ended December 31, 2012, 2011 and 2010 by each person who served as principal executive officer, principal financial officer, and secretary during 2012.

						Non-Equity
						Incentive
				Stock	Option	Plan
Name and		Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
Zhenyong Liu, Chairman, CEO	2012	$32,135	-	$108,155	-	-	$140,290
	2011	$37,184	-	-	-	-	$37
	2010	$35,405	-	-	-	-	$37

Winston C. Yen CFO	2012	$120,000	-	$66,278	-	-	$186,278
	2011	$120,000	-	$16,250	-	-	$136,250
	2010	$120,000	-	$37,425	-	-	$157,425

Dahong Zhou, Secretary	2012	$4,604	-	-	-	-	$4,604
	2011	$4,090	-	-	-	-	$4,090
	2010	$3,895	-	-	-	-	$3,895

 Employment Agreements

On May 1, 2009, the Company entered into a Loanout Agreement with Winston C. Yen, CPA, a Professional Accountancy Corporation (“Lender”), for the services of Lender’s employee, Winston C. Yen, as Chief Financial Officer, for a term of one year.  Pursuant to the agreement, Mr. Yen shall receive an annual salary of $36,000 for up to 80 hours of work per month, subject to adjustment for additional compensation of $2,000 per month during any calendar month when certain road show services are performed.  Mr. Yen shall also receive up to an aggregate of 5,000 shares of common stock of the Company during the term of the agreement as follows.  The shares shall vest, and be issued, on a quarterly basis at the rate of 1,250 shares every three calendar months, with the first installment to vest on May 10, 2009.  The shares shall be subject to an 18 month lock-up period from the date of issuance.

On April 21, 2010, the Company renewed the Loanout Agreement for a period of one year from the date of renewal and amended the Agreement to include the followings: (i) Mr. Yen’s workload extends from 80 hours per month to 40 hours per week, (ii) effective January 1, 2010, his annual cash compensation was increased to $120,000, and (iii) shares compensation remains 5,000 shares per year, vested quarterly, and is subject to a lock-up period of one year. The Loanout Agreement expired without any written renewal, but the Company and the Lender agreed to continue the terms of the Loanout Agreement until either party terminates the relationship.

20

On January 11, 2012 the Company awarded its CEO Mr. Zhenyong Liu and CFO Mr. Winston C. Yen 44,326 and 27,163 shares of restricted common stock, respectively. These shares of common stock are issued out of the 2011 Incentive Stock Program and are valued at $3.45 per share, based on the closing price on the date of the stock issuance.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

There were no option exercises in fiscal year of 2012 or options outstanding as of December 31, 2012.

Pension and Retirement Plans

Currently, except for contributions to the PRC government-mandated social security retirement endowment fund for those employees who have not waived their coverage, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

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PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The Audit Committee has selected the firm of BDO China Shu Lun Pan CPAs LLP (“BDO China”), an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2013, subject to ratification of such selection by our stockholders.

In the event that ratification of this appointment of our independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, the appointment of our independent registered public accounting firm will be reconsidered by the Board. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of BDO Limited as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Representatives of BDO China are not expected to be present at the Annual Meeting.

Audit Fees

We incurred approximately $285,189 for professional services rendered by our registered independent public accounting firm of BDO China for the integrated audit of the Company for 2012. Further, in 2012, we incurred approximately $109,323 for the quarterly reviews of the Company by BDO China.

Audit-Related Fees

Orient Paper incurred a $22,000 fee payable to BDO Limited for their issuance of a comfort letter in connection with the public offering closed on March 31, 2010. No such fees incurred in 2011 and 2012.

Tax Fees

Orient Paper incurred approximately nil in fees to ACCellence, LLP, which is controlled by the Company’s chief financial officer, for tax compliance or tax consulting services during the year ended December 31, 2012.

All Other Fees

Orient Paper did not incur any fees from its registered independent public accounting firm for services rendered to Orient Paper, other than the services covered in "Audit Fees" and “Audit-Related Fees” for the fiscal year ended December 31, 2012.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

With respect to the Company’s auditing and other non-audit related services rendered by its registered independent public accounting firm for the years ended December 31, 2011 and 2012, all engagements were entered into pursuant to the Audit Committee’s pre-approval policies and procedures.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

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The Board recommends a vote FOR ratification of the appointment of BDO China as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

STOCKHOLDER PROPOSALS

Proposals by any stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in material relating to such meeting not later than May 28, 2014.

   Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the shareholder proposals must be received by our Secretary at our principal executive office on or before March 22, 2014. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

  Stockholders who wish to make a proposal at the 2014 Annual Meeting, other than one that will be included in our proxy materials, must notify us no later than June 5, 2014. If a shareholder who wishes to present a proposal fails to notify us by June 5, 2014, the proxies that management solicits for the meeting will confer discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting, the Company has no knowledge of any matters to be presented at the Annual Meeting other than those listed as Proposals 1, 2, and 3 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

Upon written request to Ms. Dahong Zhou, Secretary, Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550, we will provide without charge to each person requesting a copy of our 2012 Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our 2012 Annual Report, is available on our Internet website at www.orientpaperinc.com.

By Order of the Board of Directors.
Zhenyong Liu
Chairman and Chief Executive Officer

Hebei Province, PRC

September 23, 2013

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PROXY CARD

ORIENT PAPER, INC.

PROXY FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 31, 2013: The Proxy Statement and Annual Report to Stockholders are available at www.orientpaperinc.com.

The undersigned hereby appoints Zhenyong Liu with full power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ORIENT PAPER, INC. (the “Company”), to be held on October 31, 2013 at 10:00 a.m. local time at Beijing Riverside Hotel, No. 15 Shejichang Road, Fengtai District, Beijing, People’s Republic of China, 100072, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Annual Meeting, dated September 23, 2013 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	THE ELECTION OF TWO DIRECTORS IN CLASS I TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY, WITH SUCH CLASS I DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER RESIGNATION, REMOVAL OR DEATH. (Check one)

FOR all nominees listed below (except as indicated). ☐

WITHHOLD AUTHORITY to vote for all nominees listed below. ☐

If you wish to withhold your vote for any individual nominee, strike a line through that nominee’s name set forth below:

Drew Bernstein
Wenbing Christopher Wang

2.	THE RATIFICATION OF APPOINTMENT OF BDO CHINA SHU LUN PAN CPAS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013: (Check one)

FOR the proposal. ☐

AGAINST the proposal. ☐

ABSTAIN AUTHORITY to vote for the proposal. ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD’S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF BDO CHINA SHU LUN PAN CPAS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013, AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: _______________________________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Annual Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE ANNUAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

PLEASE RETURN THIS PROXY CARD TO:

Empire Stock Transfer, Inc.

1859 Whitney Mesa Drive

Henderson, NV 89014